NEWS RELEASE

For Immediate Release

Investor Relations	Media
Contact: Paul McDonough	Carmen Duarte
Phone: 952.852.6020	781.332.7268
Email: ir@onebeacon.com	cduarte@onebeacon.com
Website: www.onebeacon.com

ONEBEACON REPORTS $11.58 BOOK VALUE PER SHARE

HAMILTON, Bermuda (February 7, 2014) - OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $11.58, an increase of 5.9% for the fourth quarter and 17.3% through twelve months, including dividends.
Mike Miller, CEO of OneBeacon, said, “We are very pleased to report 17.3% growth in book value per share for the year, driven by excellent results on all fronts. At a 92%, our 2013 combined ratio is a testament to our disciplined underwriting and specialty focus. Our ongoing businesses continue to grow at a healthy pace in a competitive but reasonable environment. The deep focus on runoff reserves as part of the regulatory review of the sale transaction led to a meaningful reserve increase that was fully offset by reducing the loss on sale incurred in 2012. We remain focused on closing the sale later this year.”
For the fourth quarter, the company reported comprehensive income of $62 million, compared to a comprehensive loss of $15 million for the fourth quarter of 2012. Fourth quarter 2013 operating income was $23 million, or $0.24 per share, compared to a $12 million operating loss, or $0.13 per share for the fourth quarter of last year.
For the twelve months ended December 31, 2013, the company reported $167 million of comprehensive income, compared to a $22 million comprehensive loss for the full year 2012. Operating income was $114 million or $1.21 per share for the twelve months of 2013, compared to $60 million or $0.63 per share through December 31, 2012.
Comprehensive income for the quarter and full year include a $20 million after-tax benefit from the annual remeasurement of the legacy pension plans, driven by positive investment performance from the underlying pension assets and an increase in the discount rate used to value the liability. Full-year results for 2012 reflected a $101 million after-tax charge related to the sale of the runoff business in the third quarter and a $43 million pre-tax underwriting loss related to Superstorm Sandy in the fourth quarter.
Operating income and loss are non-GAAP financial measures, which are explained later in this release.
Insurance Operations: OneBeacon's combined ratio was 91.3% for the fourth quarter of 2013 compared to 111.9% for the fourth quarter of 2012, and 92.4% for the full year ended December 31, 2013 compared to 97.5% for the twelve months of 2012. Losses from catastrophes were negligible in the fourth quarter of 2013 and contributed less than a point to the full-year combined ratio, as compared to the prior year results, which included net catastrophe losses, including reinstatement premiums, primarily from Superstorm Sandy totaling 15 points for the fourth quarter and 5 points for the full year. The fourth quarter and full-year 2013 combined ratios reflected no net loss reserve development, as well as lower expense ratios. For the comparable periods in 2012, the company reported no net loss reserve development for the fourth quarter and favorable development of 1 point for the full year.
Net written premiums were $263 million for the fourth quarter and $1.1 billion for the year ended December 31, 2013, an increase of 6% and a decrease of 8%, respectively, relative to comparable periods last year. The decrease for the full year was driven by the company’s exit from the collector car and boat and energy businesses. Excluding the $38 million and $206 million of net written premiums related to the exited businesses from the fourth quarter and twelve months of 2012, net written premiums increased by 25% in the fourth quarter and 12% in the full year of 2013, respectively. These increases reflect growth in net written premiums across the company’s businesses, including its newest units, with particularly strong contributions from OneBeacon Government Risks, OneBeacon Program Group and International Marine Underwriters.
Investment Results: OneBeacon’s fourth quarter 2013 total return on averaged invested assets was 1.6% compared to 0.5% for the fourth quarter of 2012. These pre-tax results included net realized and unrealized investment gains of $30 million and net investment income of $10 million, compared to net realized and unrealized investment losses of $2 million and net investment income of $12 million for the fourth quarter of 2012.
Through the twelve months ended December 31, 2013, the total return on invested assets was 3.8% compared to 4.4% through December 31, 2012. These results included net realized and unrealized investment gains of $49 million and net investment income of $41 million, compared to net realized and unrealized investment gains of $56 million and net investment income of $54 million for the full year 2012.
Discontinued Operations:  During the fourth quarter of 2013, the company completed a comprehensive actuarial analysis of its runoff business loss reserves.  As a result of this analysis, the company recorded a $71.5 million pre-tax ($46.5 million after-tax) provision to increase its runoff business loss reserves, which was offset by an equal reduction on the estimated ultimate loss on sale of the runoff business, both reported as part of discontinued operations.  The sale of the runoff business is pending the completion of regulatory review and is anticipated to close mid-2014.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment, and providing distinct products and tailored coverages and services. OneBeacon’s solutions target ocean and inland marine; entertainment, sports and leisure; group accident; crop; public entities; technology; tuition refund; professional liability; environmental; excess property; programs; and commercial surety. For further information about our products and services visit: www.onebeacon.com and to remain up to date on OneBeacon’s news, follow us on Twitter @OneBeaconIns or visit our online newsroom: www.onebeacon.com/newsroom.

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ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS
($ in millions)
(Unaudited)

	December 31,	December 31,
	2013	2012
Assets
Investment securities:
Fixed maturity investments	$1,700.9	$1,593.3
Short-term investments	157.0	232.8
Common equity securities	336.9	259.0
Convertible fixed maturity investments	30.5	62.6
Other investments	139.6	143.8
Total investment securities	2,364.9	2,291.5
Cash	168.1	43.9
Reinsurance recoverables	89.9	110.6
Premiums receivable	228.2	225.6
Deferred acquisition costs	103.7	123.9
Net deferred tax asset	90.6	137.8
Investment income accrued	10.1	12.1
Accounts receivable on unsettled investment sales	3.3	2.1
Other assets	272.7	227.2
Assets held for sale (1)	1,880.1	2,226.8
Total assets	$5,211.6	$5,401.5

Liabilities
Loss and loss adjustment expense reserves	$1,054.3	$1,000.0
Unearned premiums	544.9	573.8
Debt	274.7	274.7
Accounts payable on unsettled investment purchases	11.6	6.2
Other liabilities	338.6	302.7
Liabilities held for sale (1)	1,880.1	2,226.8
Total liabilities	4,104.2	4,384.2

OneBeacon's common shareholders' equity and noncontrolling interests
OneBeacon's common shareholders' equity:
Common shares and paid-in surplus	1,022.5	1,019.1
Retained earnings	75.0	9.2
Accumulated other comprehensive income (loss), after tax	6.8	(13.8)
Total OneBeacon's common shareholders' equity	1,104.3	1,014.5

Total noncontrolling interests	3.1	2.8
Total OneBeacon's common shareholders' equity and noncontrolling interests	1,107.4	1,017.3
Total liabilities, OneBeacon's common shareholders' equity and noncontrolling interests	$5,211.6	$5,401.5

(1)	Assets and liabilities being sold as part of the Runoff Transaction are presented separately in the December 31, 2013 and December 31, 2012 consolidated balance sheets.

ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012 (1)	2013	2012 (1)
Revenues
Earned premiums	$274.2	$286.0	$1,120.4	$1,132.0
Net investment income	10.2	12.1	41.1	53.6
Net realized and change in unrealized investment gains	29.5	(2.2)	49.4	55.7
Net other revenues	1.1	(0.4)	31.2	(0.5)
Total revenues	315.0	295.5	1,242.1	1,240.8
Expenses
Loss and loss adjustment expenses	148.4	197.5	622.1	650.0
Policy acquisition expenses	48.0	63.8	208.9	249.4
Other underwriting expenses	54.1	59.0	204.8	205.2
General and administrative expenses	1.0	3.7	12.0	13.4
Interest expense	3.2	4.8	13.0	16.9
Total expenses	254.7	328.8	1,060.8	1,134.9
Pre-tax income (loss) from continuing operations	60.3	(33.3)	181.3	105.9
Income tax (expense) benefit	(18.4)	19.7	(34.3)	(8.4)
Net income (loss) from continuing operations	41.9	(13.6)	147.0	97.5
Net (loss) income from discontinued operations, net of tax (2)	(46.9)	0.5	(46.6)	(24.3)
Gain (loss) from sale of discontinued operations, net of tax	46.6	—	46.6	(91.0)
Net income (loss) including noncontrolling interests	41.6	(13.1)	147.0	(17.8)
Less: Net income attributable to noncontrolling interests	(0.2)	(0.2)	(1.0)	(1.4)
Net income (loss) attributable to OneBeacon's common shareholders	41.4	(13.3)	146.0	(19.2)
Change in other comprehensive income and loss items	20.1	(1.2)	20.6	(2.9)
Comprehensive income (loss) attributable to OneBeacon's common shareholders	$61.5	$(14.5)	$166.6	$(22.1)
Earnings per share attributable to OneBeacon's common shareholders—basic and diluted (3)
Net income (loss) from continuing operations per share	$0.43	$(0.15)	$1.52	$1.00
Net (loss) income from discontinued operations, net of tax, per share	(0.49)	0.01	(0.49)	(0.25)
Gain (loss) from sale of discontinued operations, net of tax, per share	0.49	—	0.49	(0.96)
Net income (loss) attributable to OneBeacon's common shareholders per share	$0.43	$(0.14)	$1.52	$(0.21)

Weighted average number of common shares outstanding (3)	94.5	94.5	94.5	94.5

(1)	Certain amounts in the prior period financial statements have been reclassified to conform to the current presentation.

(2)
Results for the Runoff Business are reported as discontinued operations for all periods presented. Results of AutoOne are reported as discontinued operations for the year ended December 31, 2012. The AutoOne transaction closed in February 2012.

(3)	Earnings (loss) per share and related weighted average number of common shares outstanding include the impact of unvested restricted shares.

ONEBEACON INSURANCE GROUP, LTD.
SEGMENT STATEMENTS OF OPERATIONS
($ in millions)
(Unaudited)

Three Months Ended December 31, 2013
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$126.6	$147.6	$—	$274.2
Loss and loss adjustment expenses	(71.7)	(76.7)	—	(148.4)
Policy acquisition expenses	(22.0)	(26.0)	—	(48.0)
Other underwriting expenses	(24.9)	(29.2)	—	(54.1)
Underwriting income	8.0	15.7	—	23.7
Net investment income	—	—	10.2	10.2
Net realized and change in unrealized investment gains	—	—	29.5	29.5
Net other revenues	—	0.2	0.9	1.1
General and administrative expenses	0.1	(0.1)	(1.0)	(1.0)
Interest expense	—	—	(3.2)	(3.2)
Pre-tax income	$8.1	$15.8	$36.4	$60.3

Three Months Ended December 31, 2012
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$154.8	$131.2	$—	$286.0
Loss and loss adjustment expenses	(99.9)	(97.6)	—	(197.5)
Policy acquisition expenses	(38.7)	(25.1)	—	(63.8)
Other underwriting expenses	(28.5)	(30.5)	—	(59.0)
Underwriting loss	(12.3)	(22.0)	—	(34.3)
Net investment income	—	—	12.1	12.1
Net realized and change in unrealized investment gains	—	—	(2.2)	(2.2)
Net other revenues	—	0.2	(0.6)	(0.4)
General and administrative expenses	—	(0.5)	(3.2)	(3.7)
Interest expense	—	—	(4.8)	(4.8)
Pre-tax (loss) income	$(12.3)	$(22.3)	$1.3	$(33.3)

(1)
Specialty Products includes the results of A.W.G. Dewar, OneBeacon Professional Insurance, OneBeacon Specialty Property, OneBeacon Environmental, OneBeacon Surety Group, OneBeacon Program Group, OneBeacon Crop Insurance, and Collector Cars and Boats, which was sold on January 1, 2013.

(2)
Specialty Industries includes the results of OneBeacon Entertainment, International Marine Underwriters, OneBeacon Technology Insurance, OneBeacon Accident Group, OneBeacon Government Risks, and OneBeacon Energy Group, which is no longer an active underwriting operating segment.

Year Ended December 31, 2013
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$553.5	$566.9	$—	$1,120.4
Loss and loss adjustment expenses	(312.3)	(309.8)	—	(622.1)
Policy acquisition expenses	(106.3)	(102.6)	—	(208.9)
Other underwriting expenses	(97.4)	(107.4)	—	(204.8)
Underwriting income	37.5	47.1	—	84.6
Net investment income	—	—	41.1	41.1
Net realized and change in unrealized investment gains	—	—	49.4	49.4
Net other revenues	0.3	1.1	29.8	31.2
General and administrative expenses	—	(2.4)	(9.6)	(12.0)
Interest expense	—	—	(13.0)	(13.0)
Pre-tax income	$37.8	$45.8	$97.7	$181.3

Year Ended December 31, 2012
	Specialty Products (1)	Specialty Industries (2)	Investing, Financing and Corporate	Total
Earned premiums	$604.0	$528.0	$—	$1,132.0
Loss and loss adjustment expenses	(345.6)	(304.4)	—	(650.0)
Policy acquisition expenses	(150.3)	(99.1)	—	(249.4)
Other underwriting expenses	(96.2)	(109.0)	—	(205.2)
Underwriting income	11.9	15.5	—	27.4
Net investment income	—	—	53.6	53.6
Net realized and change in unrealized investment gains	—	—	55.7	55.7
Net other revenues (expenses)	0.4	(0.8)	(0.1)	(0.5)
General and administrative expenses	—	(1.9)	(11.5)	(13.4)
Interest expense	—	—	(16.9)	(16.9)
Pre-tax income	$12.3	$12.8	$80.8	$105.9

ONEBEACON INSURANCE GROUP, LTD.
SUMMARY OF RATIOS AND PREMIUMS
($ in millions)
(Unaudited)

Three Months Ended December 31, 2013
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$116.3	$146.2	$262.5
Earned premiums	$126.6	$147.6	$274.2

Underwriting ratios
Loss and loss adjustment expense ratio	56.6%	52.0%	54.1%
Expense ratio	37.1%	37.4%	37.2%
Combined ratio	93.7%	89.4%	91.3%

Three Months Ended December 31, 2012
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$120.6	$128.2	$248.8
Earned premiums	$154.8	$131.2	$286.0

Underwriting ratios
Loss and loss adjustment expense ratio	64.5%	74.4%	69.1%
Expense ratio	43.2%	42.4%	42.8%
Combined ratio	107.7%	116.8%	111.9%

Year Ended December 31, 2013
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$509.6	$579.0	$1,088.6
Earned premiums	$553.5	$566.9	$1,120.4

Underwriting ratios
Loss and loss adjustment expense ratio	56.4%	54.7%	55.5%
Expense ratio	36.8%	37.0%	36.9%
Combined ratio	93.2%	91.7%	92.4%

Year Ended December 31, 2012
	Specialty Products	Specialty Industries	Consolidated Insurance (1)
Net written premiums	$630.9	$548.3	$1,179.2
Earned premiums	$604.0	$528.0	$1,132.0

Underwriting ratios
Loss and loss adjustment expense ratio	57.2%	57.7%	57.4%
Expense ratio	40.7%	39.4%	40.1%
Combined ratio	97.9%	97.1%	97.5%

(1)
Results for the Runoff Business are reported as discontinued operations for all periods presented. Results of AutoOne are reported as discontinued operations for the year ended December 31, 2012. The AutoOne transaction closed in February 2012.

ONEBEACON INSURANCE GROUP, LTD.
BOOK VALUE PER SHARE
(in millions, except per share amounts)
(Unaudited)

	December 31,	September 30,	December 31,
	2013	2013	2012
Numerator
OneBeacon's common shareholders' equity	$1,104.3	$1,062.1	$1,014.5

Denominator
Common shares outstanding	95.4	95.4	95.4

Book value per share	$11.58	$11.13	$10.63

Change in book value per share, including dividends, in the quarter	5.9%

Change in book value per share, including dividends, in the last twelve months on an IRR basis(1)	17.3%

(1)	IRR calculated based on beginning book value per share, dividends paid, and ending book value per share. Includes dividends of $0.84 per share (a quarterly dividend of $0.21 per share).

ONEBEACON INSURANCE GROUP, LTD.
COMPREHENSIVE INCOME (LOSS), NET INCOME (LOSS), AND OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Comprehensive income (loss) attributable to OneBeacon's common shareholders	$61.5	$(14.5)	$166.6	$(22.1)

Net income (loss) attributable to OneBeacon's common shareholders	$41.4	$(13.3)	$146.0	$(19.2)

Weighted average number of common shares outstanding (1)	94.5	94.5	94.5	94.5

Net income (loss) attributable to OneBeacon's common shareholders per share	$0.43	$(0.14)	$1.52	$(0.21)

Net income (loss) attributable to OneBeacon's common shareholders	$41.4	$(13.3)	$146.0	$(19.2)
Less:
Net realized and change in unrealized investment gains	(29.5)	2.2	(49.4)	(55.7)
Tax effect on net realized and change in unrealized investment gains	10.3	(0.8)	17.3	19.5
Loss (income) from discontinued operations, net of tax	46.9	(0.5)	46.6	24.3
(Gain) loss from sale of discontinued operations, net of tax	(46.6)	—	(46.6)	91.0
Operating income (loss) (2)	$22.5	$(12.4)	$113.9	$59.9

Weighted average number of common shares outstanding (1)	94.5	94.5	94.5	94.5

Operating income (loss) per share (2)	$0.24	$(0.13)	$1.21	$0.63

(1)	Operating income (loss) per share and related weighted average number of common shares outstanding include the impact of unvested restricted shares.

(2)	Represent non-GAAP financial measures. See discussion of Non-GAAP financial measures on page 13.

ONEBEACON INSURANCE GROUP, LTD.
COMPREHENSIVE AND OPERATING RETURNS FROM CONTINUING OPERATIONS ON AVERAGE EQUITY
($ in millions)
(Unaudited)

				Year Ended December 31, 2013
Numerator:
[A]	Comprehensive income attributable to OneBeacon’s common shareholders			$166.6

[B]	Operating income (1)			$113.9
		As of December 31, 2013	As of December 31, 2012	Average
Denominator:
[C]	OneBeacon’s common shareholders’ equity	$1,104.3	$1,014.5	$1,059.4
	Less:
	Net unrealized gains and net foreign currency gains and losses on investments (2)	(124.6)	(119.6)
	Tax effect on net unrealized gains and net foreign currency gains and losses on investments	43.6	41.9
	Accumulated other comprehensive (income) loss, after tax	(6.8)	13.8
[D]	Adjusted OneBeacon's common shareholders' equity excluding net unrealized investment gains, after tax, and accumulated other comprehensive (income) loss (1)	$1,016.5	$950.6	$983.6
Returns:
	Comprehensive return on average OneBeacon's common shareholders' equity [ A / C ]			15.7%

	Operating return on average adjusted OneBeacon's common shareholders' equity excluding net unrealized investment gains, after tax, and accumulated other comprehensive (income) loss [ B / D ]			11.6%

(1)	Represent non-GAAP financial measures. See discussion of Non-GAAP financial measures on page 13.

(2)
Net unrealized gains and net foreign currency gains and losses on investments as of December 31, 2013 and 2012 include net unrealized gains on investments held as well as deferred gains and losses relating to sales of investments to entities under common control.

Discussion of Non-GAAP Financial Measures
This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon's financial performance.

Operating income (loss) is a non-GAAP financial measure that excludes net realized and change in unrealized investment gains, income (loss) from discontinued operations, gain (loss) from sale of discontinued operations, and the related tax effects, from net income (loss) attributable to OneBeacon's common shareholders. OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the company to the GAAP measure of net income (loss) attributable to OneBeacon's common shareholders, as it removes variability in the timing of realized and change in unrealized investment gains which may be heavily influenced by investment market conditions and also removes the impact related to discontinued operations. Although key to the company's overall financial performance, OneBeacon believes that net realized and change in unrealized investment gains are largely independent of the underwriting decision-making process. Management also believes that the impact of operations that have been discontinued are not relevant to evaluating financial performance on a comparative basis. The reconciliation of net income (loss) attributable to OneBeacon's common shareholders to operating income (loss) is included on page 11.

Operating income (loss) per share is calculated by dividing operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding. Management believes that operating income (loss) per share is a useful alternative picture of the underlying operating activities of the company as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions. Management also believes that the impact of operations that have been discontinued are not relevant to evaluating financial performance on a comparative basis. Net income (loss) attributable to OneBeacon's common shareholders per share is the most directly comparable GAAP measure. As described above, the reconciliation of net income (loss) attributable to OneBeacon's common shareholders to operating income (loss) is included on page 11. The calculation of operating income (loss) per share is also included on page 11.

Adjusted OneBeacon's common shareholders' equity excluding net unrealized investment gains, after-tax, and accumulated other comprehensive income/loss (AOCI/L), the average of which is used in calculating operating returns, is derived by excluding net unrealized gains and net foreign currency gains and losses on investments, after tax, and AOCI/L, after tax, from OneBeacon's common shareholders' equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in net unrealized gains and net foreign currency gains and losses on investments and other comprehensive income (loss) items when analyzing certain performance measures. The reconciliation of OneBeacon's common shareholders' equity, the most closely comparable GAAP measure, to adjusted OneBeacon's common shareholders' equity excluding net unrealized investment gains, after tax, and AOCI/L, after tax, is included on page 12.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "will," "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon's:

•change in book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
•expansion and growth of our business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•	claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, or terrorist attacks;

•	recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•	the continued availability and cost of reinsurance coverage;

•	the continued availability of capital and financing;

•	general economic, market or business conditions;

•	business opportunities (or lack thereof) that may be presented to it and pursued;

•	competitive forces, including the conduct of other property and casualty insurers and agents;

•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•	an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•
the risks that are described from time to time in OneBeacon's filings with the Securities and Exchange Commission, including but not limited to OneBeacon's Annual Report on the Form 10-K for the fiscal year ended December 31, 2012 filed February 28, 2013.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.